PRESS RELEASE

October 29, 2003
CAPITOL FEDERAL FINANCIAL
ANNOUNCES QUARTERLY DIVIDEND AND
DISCUSSES DIVIDEND POLICY

Topeka, Ks -- Capitol Federal Financial (CFFN) announced today that its Board of Directors declared a quarterly cash dividend of $0.50 per share on outstanding CFFN common stock. The dividend is payable on November 21, 2003 to stockholders of record as of the close of business on November 7, 2003.

The Board also reconfirms its intent to pay a calendar year-end dividend in 2003.

After review of the current dividend policy the Board intends to adjust its policy in calendar year 2004 and pay its total dividend in four quarterly installments.

CFFN will announce its earnings for the year ended September 30, 2003, on November 12, 2003.

Capitol Federal Financial is the holding company for Capitol Federal Savings Bank which operates 35 branch offices in Kansas.

News and other information about the Company can be found on the Internet at the Bank's website, http://www.capfed.com.

For additional information about CFFN please contact:

Jim Wempe,

Vice President Investor Relations

Telephone: 785-270-6055

E-mail: jwempe@capfed.com